EXHIBIT 10.1

AGREEMENT

This Agreement (the "Agreement") is entered into on October 25, 2017, between Tier Merchant Advance LLC (TMA), a Delaware limited liability company (the "Lead"), and First Foods Group, Inc. (FIFG), A Nevada corporation (the "Participant").

RECITALS

A. Lead may enter into Master Participation Agreements with Merchant Advance Companies. Merchant Advance Companies will enter into Merchant Agreement(s) with Client(s) (defined below) pursuant to which Lead may purchase (the "Purchases") future credit card receivables, debit card, check, cash payments or other gross sales receipts from the Merchant Advance Company (the "Receivables") on behalf of the Participant.

B. Participant desires to acquire from Lead, and Lead desires to sell to Participant, a participation in Lead's Purchases as are from time to time identified on executed Offers prepared by Lead and countersigned by Participant in the form of Exhibit A attached hereto.

C. Client Obligations (defined below) have been guaranteed by the Guarantor(s), if any.

D. Lead shall enter into a Master Participation Agreement with each Merchant Advance Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

AGREEMENT

1. DEFINITIONS. All capitalized terms not defined herein shall have the meaning set forth in the Uniform Commercial Code. As used herein the following terms have the following meanings.

1.1 "Add-On Purchase" - A secondary purchase of credit card receivables or gross sales receipts made by Lead in addition to the original Master Participation Agreement, with specific rights for Participant. See Section 2.6

1.2 "Agreement" - This Agreement.

1.3 "Business Day" - A day other than one on which national banks are required or permitted to be closed.

1.4 "Chosen State" - New York.

1.5 "Client" - A Merchant who sells future Receivables to a Merchant Advance Company pursuant to a specific Merchant Agreement.

1.6 "Client Obligations" - All obligations owing by Client to the Merchant Advance Company’s Merchant Agreement(s).

1.7 "Collateral" - All collateral and guarantees received by or granted to Lead pursuant to a Master Participation Agreement or otherwise securing a Merchant Advance Company’s Client's Obligations.

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1.8 "Collections" - All proceeds of Purchased Receivables.

1.9 "Extraordinary Expenses" - Attorneys' fees and disbursements, court costs and fees of any outside agency incurred subsequent to a Transaction being in Liquidation and in connection with the enforcement of any rights or remedies under a Merchant Advance Company’s Merchant Agreement, or in defending a Transaction Related Claim.

1.10 "Funding" - The transfer of the proceeds of the purchase to the Merchant.

1.11 "Guarantors" -Persons or entities which guarantee a Client's Obligations, if any.

1.12 "In Liquidation" - See Section 6.1.

1.13 "Lead" - See Preamble.

1.14 "Lead Fees" - the fees to be paid by Participant to Lead for servicing this Agreement in an amount equal to 2.0% of Collections.

1.15 "Liquidation Date" - The date on which the Transaction is declared to be in Liquidation pursuant to Section 6.1.

1.16 "Merchant Agreement" - That certain Merchant Agreement described in the Recitals between the Merchant Advance Company and the Merchant Advance Company’s Client and related documents.

1.17 "Merchant's Obligations" - All obligations owing by a Merchant under the Merchant Advance Company’s Merchant Agreement.

1.18 "Offer" - A fully signed Offer to sell a Participation in the form of Exhibit A.

1.19 "Participant" - See Preamble.

1.20 "Participant's Investment" - The unpaid principal balance of this Participation.

1.21 "Participant's Share" - See each Exhibit A.

1.22 "Participant's Share of Collections" -The Participant's pro-rata share of the Collections based upon Participant's Percentage.

1.23 "Participation Amount" - Represents the Participant's Percentage of the Purchase Price PLUS any pro-rata share of Upfront Commission due to a Sales Partner where applicable, as set forth in a fully executed Offer.

1.24 "Participation Percentage" - The percentage of the entire Transaction offered to the Participant.

1.25 "Parties" - Lead, Participant and Merchant Advance Company.

1.26 "Platform Fees" - the fees to be paid by Lead to the Merchant Advance Company for servicing this Agreement in an amount equal to 3.0% of Collections, or such higher amount set forth in the Offer.

1.27 "Purchases" - See Preamble.

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1.28 "Purchase Price" - The funded amount of a Merchant Advance Company’s Merchant Agreement set forth in an Offer.

1.29 "Purchased Receivables" - Receivables purchased by Lead from a Merchant Advance Company under a Master Participation Agreement as described in an Offer.

1.30 "Receivables" - See Preamble.

1.31 "Settlement Day" - the Business Day following receipt of Collections or other payments on account of the Transaction.

1.32 "Servicer" - any third party engaged by a Merchant Advance Company, pursuant to a Services Agreement, to provide a merchant funding management service for each transaction under a Merchant Advance Company’s Merchant Agreement. The Lead and Participant are currently familiar with services provided by ACH Capital LLC, which is a Servicer used by Merchant Advance Companies.

1.33 "Services Agreement" - the agreement between the Servicer and the Merchant Advance Company which governs the terms under which the Servicer provides a merchant funding management service for each transaction under a Merchant Advance Company’s Merchant Agreement.

1.34 "Standard of Care" - Lead will manage the Transaction (i) in accordance with the provisions in this Agreement and the Master Participation Agreement between Lead and the Merchant Advance Company as to matters described therein, and (ii) as to all others aspects of the Transaction, with the same degree of care that Lead follows in similar transactions with its other clients.

1.35 "Syndicate Portal" - for Merchant Advance Companies that use ACH Capital, LLC as the Servicer, the online web portal is accessible to Participant and Lead by logging onto http://www.1workforce.com with an assigned User Name and Password to obtain information on the Purchases.

1.36 "Transaction" - An accepted Offer, this Agreement, the related Merchant Advance Company’s Merchant Agreement, Client Obligations, Collateral, and other sources of repayment thereof associated with the Offer.

1.37 "Transaction Related Claim" - any legal, regulatory or other type of action that is threatened, enacted or filed against a Party due to its involvement in the specific Transaction.

2. SALES OF PARTICIPATIONS.

2.1 From time to time Lead shall send an Offer to Participant, whereby Lead offers to sell to Participant an interest in a Merchant Advance Company's purchase of future Purchased Receivables from a Client.

2.2 Participant will indicate its acceptance or declination of an Offer within One (1) business day, or by such other time period as indicated in the Offer, by signing or e-signing and returning such Offer to Lead.

2.3 Upon execution of the Offer and the payment by Participant to Lead of the Participant's Percentage of the Purchase Price, plus any applicable Lead Fees owed to Lead, the Lead shall have sold to Participant, without recourse, and Participant shall have purchased from Lead, an undivided interest in the Transaction.

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2.4 Lead shall grant to the Participant a right of first refusal for participation in future renewals and any Add-On Purchases for the Merchant Advance Company’s Merchant Agreements in which Lead has an existing Participation. Participant acknowledges and accepts that Add-On Purchases may result in a dilution of Participant's pro-rata share of Collections from a given Merchant Advance Company’s Client.

2.5 The relationship between the Lead and Participant shall be that of seller and purchaser.

2.6 Participant shall bear all risk of loss with respect to this Agreement, including but not limited to the Participation, the Transaction(s) and the Merchant Advance Company’s Merchant Agreement(s), without recourse to Lead and Lead shall have no obligation to reacquire Participant's Share. Lead shall not be responsible (except to the extent of actual damages caused by Lead's intentional misconduct or gross negligence) to Participant for any losses, claims of damages of any kind, including but not limited to those related to: (a) any representation, warranty, document, certificate, report, or statement made or furnished under or in connection with the Merchant Advance Company’s Merchant Agreement(s), (b) the adequacy of the Collateral or any other source of repayment for the Merchant Advance Company’s Client Obligations under the Merchant Advance Company’s Merchant Agreement(s), (c) the existence, priority, or perfection of any Collateral granted or purported to be granted in connection with the Merchant Advance Company’s Merchant Agreement(s), or (d) the Client's observation of or compliance with any of the terms, covenants, or conditions of, or payments under the Merchant Advance Company’s Merchant Agreement(s).

2.7 Lead shall have no interest, by virtue of this Agreement, under any other present or future purchases by or on behalf of Participant concerning Merchant Advance Company’s Merchant Agreements with Client(s), except as set forth in section 2.

3. WARRANTIES AND REPRESENTATIONS BY PARTICIPANT.

3.1 Participant warrants and represents to Lead that:

3.1.1 It has made its own full and complete credit investigation relating to Lead, the Merchant Advance Company’s Client, the Transaction, the Purchase and the Merchant Advance Company’s Merchant Agreement provided to Participant;

3.1.2 It is not relying in any way on the credit advice or judgment of Lead in determining whether or not to purchase the Participation hereunder, and Participant waives any claim which it may now or hereafter have based upon Participant's reliance on any statement from Lead concerning a Merchant Advance Company, a Merchant Advance Company’s Client or anyone else obligated under any Master participation Agreement or Merchant Advance Company’s Merchant Agreement unless Lead knew the statement was false when made.

3.1.3 (a) Participant does not consider the acceptance of its Participation hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule lOb-5 promulgated thereunder, the Trust Indenture Act of 1939, the securities laws of the State of New York, any other applicable securities statute or law, or any rule or regulation under any of the foregoing; (b) this Participation constitutes a commercial transaction by Participant with Lead regarding the obligations of the Merchant Advance Company’s Client(s) under the Merchant Advance Company’s Merchant Agreement(s) and does not represent a common joint venture with Lead or an "investment" (as the term is commonly understood) in Lead or any Merchant Advance Company or Merchant Advance Company’s Client, and (c) Participant is engaged in the business of entering into commercial transactions (including transactions of the nature contemplated herein), can bear the economic risk related to its Participation in the Merchant Advance Company’s Merchant Agreement(s), and has had access to all information deemed necessary by it in making its decision whether or not to participate in the Merchant Advance Company’s Merchant Agreement(s) presented by Lead.

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3.1.4 It is the full power and authority to perform its obligations hereunder, the person executing this Agreement where indicated below is authorized to execute this Agreement, and the purchase of the Participation will not violate any agreement to which Participant is a party.

3.2 Lead warrants and represents to Participant that:

3.2.1 It has not pledged or granted a lien on any Merchant Advance Company’s Merchant Agreement or the Collateral.

3.2.2 It has not sold any other participations in the Transaction.

3.2.3 It is not aware of any defaults by any Merchant Advance Company’s Client involved in a Transaction.

3.2.4 It is the full power and authority to perform its obligations hereunder, the person executing this Agreement where indicated below is authorized to execute this Agreement, and the sale purchase of the Participation will not violate any agreement to which Lead is a party.

4. SERVICING AND PAYMENTS.

4.1 During any time that Participant is involved in a Transaction, unless otherwise agreed in writing by the Participant, the Transaction will be serviced by a Merchant Advance Company, and Lead shall cause the Merchant Advance Company to:

4.1.1 service the Transaction, and collect all sums due from Client, Guarantor or any third parties with respect to the Transaction, pursuant to the terms of the Services Agreement.

4.1.2 take all actions on the Lead's and the Participant's behalf and to exercise such powers as are specifically, generally or by implication delegated to Servicer, in Lead and Participant's discretion and at their direction, together will all rights, powers and directions as are incidental or related thereto.

4.1.3 provide Participant and Lead with the online Syndicate Portal where on each Settlement Day the status of the Transaction as of the last Business Day will be detailed.

4.1.4 On each Settlement Day, pay to Lead and Participant, their pro-rata Share of Collections, less the Platform Fees and Extraordinary Expenses, via ACH transfer to bank accounts designated by the Lead and Participant to receive payments (each such payment shall be confirmed by email notification and updated balance information posted on the Syndicate Portal substantiating the settlement).

4.2 When ACH Capital, LLC is engaged by the Merchant Advance Company as the Servicer:

4.2.1 Servicer does not assume and will not have any liability whatsoever to the Lead or Participant with respect to Collections, or the realization or recovery of any Purchased Receivables under the provisions of the Merchant Advance Company’s Merchant Agreement.

4.2.2 Servicer does not assume, and Participant and Lead each hereby releases and exonerates the Servicer from, any and all responsibility or liability to Lead or Participant, express or implied, arising in whole or in part from the Transaction, including but not limited to claims for (i) failure to realize upon the Collateral, (ii) failure or delay in collecting or receiving payment of any sums owing from Clients or others, (iii) any mistake, omission or error of judgment involving the Collateral or the Transaction, or (iv) granting extensions, indulgences or modifications to Clients. Servicer will not be liable to Lead or Participant for any oversight or error, neglect, failure, mistake or omission or act of any of its employees, agents, examiners or attorneys, or the consequences thereof, with respect to the Transaction except for Servicer's gross negligence or willful misconduct.

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4.2.3 The Services Agreement may only be terminated for Servicer's gross negligence or willful misconduct or upon expiration of the Services Agreement pursuant to the terms thereof; provided, however, that Servicer may resign upon 30 days' notice to Lead and Participant and at such point Lead shall assume all obligations with respect to servicing the Transaction.

4.3 Upon termination of the Services Agreement with ACH Capital, LLC as the Servicer in accordance with the terms of Section 4.2.3 above, Participant shall have the option, in its sole discretion, to (i) continue as a Participant hereunder, or (ii) cause Lead to buy-out Participant's interests hereunder for the Exit Fee described below (the "Exit Fee") which shall be paid simultaneously upon the termination of the ACH Capital, LLC Services Agreement. The "Exit Fee" shall be an amount, equal to three percent (3%) of the remaining Purchased Receivables amount (RTR balance) pursuant to each Merchant Advance Company’s Merchant Agreement and Participant's remaining Purchased Receivables amount (RTR balance) pursuant to each Merchant Advance Company’s Merchant Agreement. Lead shall notify Participant of its desire to terminate the Services Agreement no less than thirty (30) days prior to such proposed termination date. Participant shall have ten (10) days following its receipt of such notice to notify Lead, in writing, of its election. In the event Participant elects to continue as a Participant hereunder, Lead and Participant will cooperate to mutually select a replacement Servicer reasonably acceptable to both parties and Participant agrees to cause ACH Capital, LLC to assist in the transition of the Services to the newly selected Servicer. In the event Participant elects to have Lead buy-out Participant's interests hereunder for the Exit Fee, and upon full payment of the Exit Fee to Participant, Lead shall fully release and indemnify Participant and its subsidiaries, affiliates, managers, agents, officers and directors, from any and all claims and defenses arising from or related to this Agreement and/or the Services Agreement. Lead acknowledges (i) the Exit Fee is a reasonable estimate of the costs that will be incurred by Participant related to the termination and/or transition of Participant's rights hereunder, and (ii) Lead may owe fees to the Servicer pursuant to the terms of the Services Agreement, which fees shall be separate from, and in addition to, the Exit Fee set forth in this Section.

5. MANAGEMENT DUTIES OF LEAD.

5.1 Lead shall administer the Transaction in accordance with the Standard of Care.

5.2 At any time Servicer is not servicing a Transaction, Lead shall service the Transaction including performing the services described in Section 4 above.

6. IN LIQUIDATION.

6.1 For so long as ACH Capital, LLC is the Servicer, Participant and/or Lead may declare the Transaction to be "In Liquidation" at any time that a default has occurred under the Merchant Advance Company’s Merchant Agreement, by so advising the other party hereto in writing.

6.2 Participant and Lead shall each, upon its receipt of supporting documentation, pay their portion of any outstanding Extraordinary Expenses due.

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7. SECURITY INTEREST.

7.1 Lead hereby grants to Participant a continuing security interest in the Property described below to secure (i) the payment to Participant of all amounts owing to Participant under this Agreement, as the same may be amended, modified, altered, extended or reaffirmed, from time to time; and (ii) all obligations of any and every kind and nature heretofore, now or hereafter owing to Participant under this Agreement (collectively, the "Indebtedness") plus all interest, costs, expenses, and reasonable attorneys' fees, which may be made or incurred by Participant in the administration and collection of said Indebtedness, and in the protection, maintenance, and liquidation of the Property. This Agreement will continue in effect as long as any Indebtedness of Lead to Participant is outstanding and unpaid. The "Property" covered by this Agreement is all of Lead's personal property, wherever located, which Lead now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, including without limitation all: (a) Accounts (including health-care and other insurance receivables); (b) Chattel Paper (whether tangible or electronic); (c) Inventory; (d) Goods (other than Inventory), but including Equipment; (e) Instruments, including Promissory Notes; (f) Investment Property and Securities; (g) Documents; (h) Deposit Accounts; (i) Commercial Tort Claims specifically identified by Lead or Participant; (j) money; (k) Letters of Credit and Letter of Credit Rights; (1) General Intangibles (including payment intangibles and software); (m) Supporting Obligations; and (n) to the extent not listed above as original Property, all proceeds and products of the foregoing.

7.2 Lead hereby irrevocably authorizes Participant to file financing statement(s) describing the Property in all public offices deemed necessary by Participant, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that Participant may reasonably determine to be necessary to perfect and maintain Participant's security interests in the Property.

7.3 Lead represents and warrants that: (a) the Property is free and clear of all liens or security interests, except Participant's security interest; (b) Lead has a first priority security interest in the Property; (c) Lead's exact legal name and the address of its chief executive office are as set forth in Section 12.7 of this Agreement; (d) the State under which Lead is organized is the State where Lead has its chief executive office (as set forth in Section 12.7 of this Agreement); (e) the Property, wherever located, is covered by this Agreement; (f) the execution and delivery of this Agreement and any instruments evidencing liabilities have been approved by all of its organizational documents and will not violate nor constitute a breach of Lead's organizational documents, or any agreement or restriction of any type whatsoever to which Lead is a party or is subject; (g) there are no actions or proceedings which are threatened or pending against Lead which might result in any material adverse change in Lead's financial condition or which might materially affect any of Lead's assets; and (h) Lead has duly filed all federal, state, and other governmental tax returns which Lead is required by law to file, and will continue to file same during such time as any of the Indebtedness hereunder remain owing to Participant and all such taxes required to be paid have been paid, in full. Participant does not authorize Lead to make, and Lead agrees not to make, any sales, leases, licenses or any other dispositions of any of the Property. Lead shall not grant a security interest in any of the Property without Participant's prior written consent.

8. DEFAULT. The occurrence of any of the following events without notice or demand of any kind, shall constitute a "Default" under this Agreement:

8.1 the failure to perform any agreement of either party contained herein;

8.2 any statement, representation or warranty of a party made in this Agreement is untrue in any material respect as of the date made;

8.3 either party becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, conveys any assets to a trustee for the benefit of its creditors, conveys substantially all of its assets, or any proceeding is instituted by or against such party alleging that it is insolvent or unable to pay debts as they mature or a petition of any kind is filed under the Federal Bankruptcy laws by or against such party;

8.4 entry of any final judgment, and the expiration of any appeal period related thereto, against a party hereto or order of attachment, execution, sequestration or other order in the nature of a writ is levied on the Property;

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8.5 dissolution, merger, consolidation, or transfer of a substantial part of the property of Lead;

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8.6 a breach of any obligation of either party set forth in this Agreement.

9. REMEDIES. Upon the occurrence of an event of Default caused by Lead under this Agreement, the Indebtedness may (notwithstanding any provisions thereof) at the option of Participant and without demand or notice of any kind, be declared, and thereupon immediately shall become due and payable, and Participant may exercise from time to time any rights and remedies, including the right to immediate possession of the Property, available to it under this Agreement and applicable law. Lead agrees to assemble, at its expense, all the Property at a convenient place acceptable to Participant and to pay all costs of Participant of collection of the Indebtedness, and to pay all costs of the enforcement of this Agreement, including reasonable attorneys' fees and expenses of locating the Property and repairing any realty or other property to which any of the Property may be affixed or be a part. If any notification of intended disposition of any of the Property is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre- paid, addressed to the Lead either at the address shown above or at any other address of the Lead appearing on the records of Participant and to such other parties as may be required by the Uniform Commercial Code. Lead waives the right to jury trial in any proceeding instituted with respect to the Property. Out of the net proceeds from sale or disposition of the Property, Participant shall retain all the Indebtedness then owing to it and the actual cost of collection (including reasonable attorney fees) and shall tender any excess to Lead or its successors or assigns. If the Property shall be insufficient to pay the entire Indebtedness, Lead shall pay to Participant the resulting deficiency upon demand. Lead expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Participant or its representatives, by reason of taking, selling or collecting any portion of the Property. Lead agrees that Participant shall, upon the occurrence of an Event of Default, have the right to peacefully retake any of the Property. Lead waives any right it may have in such instance to a judicial hearing prior to such retaking.

10. ENTIRE AGREEMENT. This Agreement supersedes all other agreements and understandings between the Parties, verbal or written, express or implied, relating to the subject matter hereof. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of the Agreement.

11. INDEMNIFICATIONS.

11.1 Participant Indemnification. Participant agrees to indemnify Lead, on demand, for and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including fees and disbursements of counsel) of any kind or nature whatsoever which may be incurred by Lead with respect to this Agreement caused by the intentional misconduct or gross negligence of Participant.

11.2 Lead Indemnification. Lead agrees to indemnify Participant, on demand, for and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including fees and disbursements of counsel) of any kind or nature whatsoever which may be incurred by Participant with respect to this Agreement caused by the intentional misconduct or gross negligence of Lead.

11.3 Servicer Indemnification. Lead and Participant each agrees to indemnify ACH Capital, LLC for and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including fees and disbursements of counsel and arbitration and arbitrator's fees) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Servicer in any way relating to or arising out of this Agreement and the Merchant Agreement that are not reimbursed or otherwise paid to or recovered by Servicer pursuant to the Merchant Agreement; provided, except to the extent they arise from Servicer's gross negligence or intentional misconduct. ACH Capital, LLC is an intended third-party beneficiary of this Section.

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12. GENERAL.

12.1 Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, nor may any consent to the departure from the terms hereof be given orally (even if supported by new consideration), but only by an instrument in writing signed by the Parties. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

12.2 Attorneys' Fees. In the event that either Party finds it necessary to retain counsel in connection with the interpretation, defense, or enforcement of this Agreement, the prevailing party shall recover its reasonable attorney's fees and expenses from the unsuccessful party. It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

12.3 No Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which a Party may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver of any breach or default be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to the Parties hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Lead would otherwise have. Any waiver, permit, consent, or approval by a Party of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

12.4 Governing Law and Jurisdiction. The Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of New York State, without regard to its principles of conflicts of laws. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall be instituted in any court sitting in New York, (the "Acceptable Forums"). Each Party agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue.

12.5 Further Acts. Each Party agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any other Party hereto may reasonably request to carry into effect the terms, provisions and purposes of this Agreement or to better assure and confirm unto such other Party hereto its respective rights, powers and remedies hereunder.

12.6 Counterparts and Copies. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either Party may execute this Agreement by signing any such counterpart. A telecopy of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

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12.7 Notice. All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof in a receptacle under the control of the United States Postal Service; properly addressed and postage prepaid; (b) transmittal by electronic means to a receiver under the control of the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof. For purposes hereof, the addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof:

12.8 Right to Audit. Lead hereby gives Participant the right to audit the books and records and policies and procedures of Lead on site at Lead's facilities two times per calendar year. The cost for any audit fees will be borne by Participant. The cost of any time and effort incurred by Lead to participate in the audits shall be borne by Lead.

PARTICIPANT

First Foods Group, Inc.

Address: 720 Monroe Street, Suite E210

                  Hoboken, NJ 07030

Officer: Mark J. Keeley, Chief Financial Officer

Email: markk@firstfoodgrp.com

LEAD

Tier Merchant Advance LLC

Address: 670 Myrtle Avenue, Suite 684

                 Brooklyn, NY 11205

Officer: Joel Hollender, President

Email: joelhollender@gmail.com

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed the day and year first above-written.

PARTICIPANT:	First Foods Group, Inc.

	By:	Mark J. Keeley
	Name:	Mark J.Keeley
	Title:	Chief Financial Officer

LEAD:

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